Illumina Reports Record Financial Results for Third Quarter of Fiscal Year 2014
Substantially Raises Fiscal Year 2014 Guidance

San Diego -- (BUSINESS WIRE) - October 20, 2014 - Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the third quarter of 2014.

Third quarter 2014 results:

•	Revenue of $481 million, a 35% increase compared to $357 million in the third quarter of 2013

•	GAAP net income for the quarter of $93 million, or $0.63 per diluted share, compared to $31 million, or $0.22 per diluted share, for the third quarter of 2013

•
Non-GAAP net income for the quarter of $114 million, or $0.77 per diluted share, compared to $63 million, or $0.45 per diluted share, for the third quarter of 2013 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income” for a reconciliation of these GAAP and non-GAAP financial measures)

•	Cash flow from operations of $146 million and free cash flow of $117 million for the quarter

Gross margin in the third quarter of 2014 was 69.5% compared to 58.8% in the prior year period; the prior year period included impairment charges of $25.2 million related to the discontinuation of a non-core product line. Excluding the effect of non-cash charges associated with stock compensation, amortization of acquired intangible assets, legal contingencies, and impairments, non-GAAP gross margin was 73.2% for the third quarter of 2014 compared to 70.2% in the prior year period.

Research and development (R&D) expenses for the third quarter of 2014 were $85.1 million compared to $71.0 million in the prior year period. R&D expenses included $14.6 million and $9.6 million of non-cash stock compensation expense in the third quarters of 2014 and 2013, respectively. Excluding these charges and contingent compensation, R&D expenses as a percentage of revenue were 14.6% compared to 17.2% in the prior year period.

Selling, general and administrative (SG&A) expenses for the third quarter of 2014 were $119.9 million compared to $95.6 million in the prior year period. SG&A expenses included $27.2 million and $16.1 million of non-cash stock compensation expense in the third quarters of 2014 and 2013, respectively. Excluding these charges, amortization of acquired intangible assets, and contingent compensation, SG&A expenses as a percentage of revenue were 19.0% compared to 20.6% in the prior year period.

Depreciation and amortization expenses were $26.7 million and capital expenditures were $28.8 million during the third quarter of 2014. The Company ended the third quarter of 2014 with $1.27 billion in cash, cash equivalents and short-term investments, compared to $1.17 billion as of December 29, 2013.

“Illumina experienced tremendous momentum in the third quarter, with strong shipments in HiSeq X, NextSeq and MiSeq, as well as the associated consumables, resulting in record financial results,” stated Jay Flatley, CEO. “With the most extensive sequencing portfolio available, we are well-positioned for continued long-term growth as we develop and address the large and untapped market opportunities ahead of us.”

Updates since our last earnings release:

•	Announced the launch of the HiSeq X™ HD v2 Reagent Kit for use on the HiSeq X Ten Sequencing System and the HiSeq® Rapid v2 Reagent Kit for use on the HiSeq 2500 Sequencing System

•	Announced a £78 million deal with Genomics England to sequence 100,000 human genomes

•	Announced the formation of the Actionable Genome Consortium, alongside world-renowned cancer centers, in an effort to recommend standards for applying NGS to cancer tumors

•	Entered into strategic partnerships with AstraZeneca, Janssen, and Sanofi to develop a universal NGS-based oncology test system

•	Announced the selection of Encoded Genomics, Inc., EpiBiome, Inc., and Xcell Biosciences Inc. to the inaugural class of the Illumina Accelerator

•	Launched new BaseSpace® apps developed with AB SCIEX to bring together proteomics and next-generation sequencing capabilities

•	Further strengthened Illumina’s Board of Directors with the appointment of Jeff Huber, Senior Vice President at Google, Inc.

Financial outlook and guidance
The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

As a result of strong year-to-date results, the Company has increased its full year 2014 guidance to revenue growth of approximately 30% year-over-year and non-GAAP earnings per fully diluted share of $2.63 to $2.65.

Quarterly conference call information
The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Monday, October 20, 2014. Interested parties may listen to the call by dialing 888.713.4205 (passcode: 24983403), or if outside North America by dialing 1.617.213.4862 (passcode: 24983403). Individuals may access the live teleconference in the Investor Relations section of Illumina’s web site under the “Company” tab at www.illumina.com.

A replay of the conference call will be available from 6:00 pm Pacific Time (9:00 pm Eastern Time) on October 20, 2014 through October 27, 2014 by dialing 888.286.8010 (passcode: 59892040), or if outside North America by dialing 1.617.801.6888 (passcode: 59892040).

Statement regarding use of non-GAAP financial measures
The Company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company’s financial measures under GAAP include substantial charges related to stock compensation expense, legal contingencies, amortization of acquired intangible assets, non-cash interest expense associated with the Company’s convertible debt instruments that may be settled in cash, acquisition related expense, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Per share amounts also include, through the first quarter of 2014, the double dilution associated with the accounting treatment of the Company’s 0.625% convertible senior notes and the corresponding call option overlay. Management believes that presentation of operating results that excludes these items and per share double dilution provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements
This release contains projections, information about our financial outlook, earnings guidance, and other forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our expectations as of the date of this release and may differ materially from actual future events or results. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to further develop and commercialize our instruments and consumables and to deploy new products, services, and applications, and expand the markets, for our technology platforms; (ii) our ability to manufacture robust instrumentation and consumables; (iii) our ability to successfully identify and integrate acquired technologies, products, or businesses; (iv) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; (v) challenges inherent in developing, manufacturing, and launching new products and services; and (vi) our ability to maintain our revenue levels and profitability during periods of research funding reduction or uncertainty and adverse economic and business conditions, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About Illumina
Illumina is transforming human health as the global leader in sequencing and array-based technologies. The company serves customers in a broad range of markets, enabling the universal adoption of genomic solutions in research and clinical settings. To learn how Illumina is unlocking the power of the genome, visit www.illumina.com and follow @illumina.

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Illumina, Inc.
Investors:
Rebecca Chambers
858.255.5243
rchambers@illumina.com
or
Media:
Eric Endicott
858.882.6822
pr@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 28, 2014	December 29, 2013
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$829,895	$711,637
Short-term investments	441,532	453,966
Accounts receivable, net	276,675	238,946
Inventory	199,298	154,099
Deferred tax assets, current portion	101,930	36,076
Prepaid expenses and other current assets	57,624	22,811
Total current assets	1,906,954	1,617,535
Property and equipment, net	247,643	202,666
Goodwill	724,887	723,061
Intangible assets, net	299,345	331,173
Deferred tax assets, long-term portion	39,729	88,480
Other assets	59,648	56,091
Total assets	$3,278,206	$3,019,006

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$96,069	$73,655
Accrued liabilities	304,133	219,120
Accrued legal contingencies	155,080	—
Long-term debt, current portion	301,119	29,288
Total current liabilities	856,401	322,063
Long-term debt	979,836	839,305
Long-term legal contingencies	—	132,933
Other long-term liabilities	167,656	191,221
Conversion option subject to cash settlement	—	282
Stockholders’ equity	1,274,313	1,533,202
Total liabilities and stockholders’ equity	$3,278,206	$3,019,006

	Illumina, Inc.
	Condensed Consolidated Statements of Income
	(In thousands, except per share amounts)
	(unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Revenue:
Product revenue	$416,163	$318,603	$1,169,182	$928,270
Service and other revenue	64,467	38,197	179,797	105,582
Total revenue	480,630	356,800	1,348,979	1,033,852
Cost of revenue:
Cost of product revenue (a)	113,103	119,954	338,851	308,082
Cost of service and other revenue (a)	23,909	17,643	68,598	48,732
Amortization of acquired intangible assets	9,677	9,263	28,757	24,397
Total cost of revenue	146,689	146,860	436,206	381,211
Gross profit	333,941	209,940	912,773	652,641
Operating expense:
Research and development (a)	85,082	70,957	245,108	200,015
Selling, general and administrative (a)	119,888	95,617	344,110	269,391
Legal contingencies	7,705	—	7,705	115,369
Acquisition related expense (gain), net	903	(3,942)	(335)	(5,846)
Headquarter relocation	870	518	4,357	(232)
Unsolicited tender offer related expense	—	1,326	—	13,621
Total operating expense	214,448	164,476	600,945	592,318
Income from operations	119,493	45,464	311,828	60,323
Other expense, net	(7,050)	(8,317)	(55,131)	(21,378)
Income before income taxes	112,443	37,147	256,697	38,945
Provision for (benefit from) income taxes	18,954	5,790	56,626	(5,702)
Net income	$93,489	$31,357	$200,071	$44,647
Net income per basic share	$0.66	$0.25	$1.50	$0.36
Net income per diluted share	$0.63	$0.22	$1.34	$0.32
Shares used in calculating basic net income per share	141,142	125,465	133,290	124,532
Shares used in calculating diluted net income per share	147,512	140,601	149,084	138,630

(a) Includes total stock-based compensation expense for stock-based awards:

	Three Months Ended		Nine Months Ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Cost of product revenue	$2,572	$1,524	$6,816	$4,410
Cost of service and other revenue	311	233	880	544
Research and development	14,589	9,561	39,043	26,521
Selling, general and administrative	27,197	16,091	67,350	44,605
Stock-based compensation expense before taxes	$44,669	$27,409	$114,089	$76,080

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Net cash provided by operating activities (a)	$145,605	$83,136	$360,722	$259,582
Net cash (used in) provided by investing activities	(44,231)	(101,295)	(73,841)	81,161
Net cash provided by (used in) financing activities (a)	55,495	(75,053)	(166,950)	(82,275)
Effect of exchange rate changes on cash and cash equivalents	(2,195)	1,437	(1,673)	(613)
Net increase (decrease) in cash and cash equivalents	154,674	(91,775)	118,258	257,855
Cash and cash equivalents, beginning of period	675,221	783,611	711,637	433,981
Cash and cash equivalents, end of period	$829,895	$691,836	$829,895	$691,836

Calculation of free cash flow:
Net cash provided by operating activities (a)	$145,605	$83,136	$360,722	$259,582
Purchases of property and equipment	(28,828)	(18,930)	(71,164)	(51,905)
Free cash flow (b)	$116,777	$64,206	$289,558	$207,677

______________________________________________________________________________________________________
(a) Net cash provided by operating activities excludes excess tax benefit related to stock-based compensation of $102.6 million in the first three quarters of 2014, of which $25.3 million was recorded in Q3, and $27.2 million in the first three quarters of 2013, of which $12.4 million was recorded in Q3. Net cash used in financing activities reflects the excess tax benefit as a corresponding in-flow in the respective periods.

(b) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In thousands, except per share amounts)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME PER SHARE:

	Three Months Ended		Nine Months Ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
GAAP net income per share - diluted	$0.63	$0.22	$1.34	$0.32
Pro forma impact of weighted average shares (a)	—	0.01	—	0.01
Adjustments to net income:
Legal contingencies (b)	0.09	0.03	0.16	0.93
Amortization of acquired intangible assets	0.08	0.09	0.24	0.23
Non-cash interest expense (c)	0.07	0.07	0.19	0.20
Cost-method investment related gain	(0.03)	—	(0.03)	(0.04)
Acquisition related expense (gain), net (d)	0.01	(0.03)	—	(0.04)
Headquarter relocation (e)	0.01	—	0.03	—
Contingent compensation expense (f)	—	0.02	0.03	0.06
Loss on extinguishment of debt	—	—	0.21	—
Unsolicited tender offer related expense	—	0.01	—	0.10
Inventory revaluation adjustment (g)	—	—	—	—
Impairments	—	0.18	—	0.18
Incremental non-GAAP tax expense (h)	(0.09)	(0.15)	(0.30)	(0.60)
Non-GAAP net income per share - diluted (i)	$0.77	$0.45	$1.87	$1.35
Shares used in calculating non-GAAP diluted net income per share	147,512	139,573	148,868	137,579

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:
GAAP net income	$93,489	$31,357	$200,071	$44,647
Legal contingencies (b)	12,889	4,299	23,552	127,780
Amortization of acquired intangible assets	11,264	12,853	35,962	31,789
Non-cash interest expense (c)	9,890	9,103	28,055	27,221
Cost-method investment related gain	(4,427)	—	(4,427)	(6,113)
Acquisition related expense (gain), net (d)	903	(3,942)	(335)	(5,846)
Headquarter relocation (e)	870	518	4,357	(232)
Contingent compensation expense (f)	496	2,444	3,832	8,124
Loss on extinguishment of debt	—	44	31,360	555
Unsolicited tender offer related expense	—	1,326	—	13,621
Inventory revaluation adjustment (g)	—	—	—	458
Impairments	—	25,214	—	25,214
Incremental non-GAAP tax expense (h)	(11,723)	(20,370)	(44,159)	(82,059)
Non-GAAP net income (i)	$113,651	$62,846	$278,268	$185,159

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED NUMBER OF SHARES:
Weighted average shares used in calculation of GAAP diluted net income per share	147,512	140,601	149,084	138,630
Weighted average dilutive potential common shares issuable of redeemable convertible senior notes (a)	—	(1,028)	(216)	(1,051)
Weighted average shares used in calculation of non-GAAP diluted net income per share	147,512	139,573	148,868	137,579

______________________________________________________________________________________________________

(a) Pro forma impact of weighted average shares includes the impact of double dilution associated with the accounting treatment of the Company’s outstanding convertible debt and the corresponding call option overlay.

(b) Legal contingencies represent charges recorded based on estimated damages for patent litigations, including a judgment associated with the patent litigation brought by Syntrix Biosystems, Inc., or Syntrix. Illumina continues to believe that Syntrix’s claims are without merit and are not supported by the law or facts. Accordingly, on December 3, 2013, Illumina filed an appeal to the court challenging the judgment.

(c) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(d) Acquisition related expense (gain), net consists primarily of net gains from changes in fair value of contingent consideration and transaction related costs.

(e) Headquarter relocation for the first three quarters of 2014 consisted of accretion of interest expense on lease exit liability and changes in estimates of such liability. Headquarter relocation for the first three quarters of 2013 included a Q2 gain on lease exit liability as a result of a change in estimate, offset by accretion of interest expense on such liability.

(f) Contingent compensation expense relates to contingent payments for post-combination services associated with prior period acquisitions.

(g) The Company recorded $0.5 million in cost of goods sold in Q1 2013 for the amortization of inventory revaluation costs in conjunction with the acquisition of Verinata Health, Inc.

(h) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.

(i) Non-GAAP net income and diluted net income per share exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income and diluted net income per share are key drivers of our core operating performance and major factors in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in thousands)
(unaudited)
ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:
	Three Months Ended				Nine Months Ended
	September 28, 2014		September 29, 2013		September 28, 2014		September 29, 2013
GAAP gross profit	$333,941	69.5%	$209,940	58.8%	$912,773	67.7%	$652,641	63.1%
Stock-based compensation expense	2,883	0.6%	1,757	0.5%	7,696	0.6%	4,954	0.5%
Amortization of acquired intangible assets	9,677	2.0%	9,263	2.6%	28,757	2.0%	24,397	2.4%
Legal contingencies (a)	5,184	1.1%	4,299	1.2%	15,847	1.2%	12,411	1.2%
Impairments	—	—	25,214	7.1%	—	—	25,214	2.4%
Inventory revaluation adjustment (b)	—	—	—	—	—	—	458	—
Non-GAAP gross profit (c)	$351,685	73.2%	$250,473	70.2%	$965,073	71.5%	$720,075	69.6%

Research and development expense	$85,082	17.7%	$70,957	19.9%	$245,108	18.2%	$200,015	19.3%
Stock-based compensation expense	(14,589)	(3.0)%	(9,561)	(2.7)%	(39,043)	(2.9)%	(26,521)	(2.6)%
Contingent compensation expense (d)	(496)	(0.1)%	(107)	—	(1,076)	(0.1)%	(432)	—
Non-GAAP research and development expense	$69,997	14.6%	$61,289	17.2%	$204,989	15.2%	$173,062	16.7%

Selling, general and administrative expense	$119,888	24.9%	$95,617	26.8%	$344,110	25.5%	$269,391	26.1%
Stock-based compensation expense	(27,197)	(5.7)%	(16,091)	(4.5)%	(67,350)	(5.0)%	(44,605)	(4.3)%
Amortization of acquired intangible assets	(1,587)	(0.2)%	(3,590)	(1.0)%	(7,205)	(0.5)%	(7,392)	(0.8)%
Contingent compensation expense (d)	—	—	(2,337)	(0.7)%	(2,756)	(0.2)%	(7,692)	(0.7)%
Non-GAAP selling, general and administrative expense	$91,104	19.0%	$73,599	20.6%	$266,799	19.8%	$209,702	20.3%

GAAP operating profit	$119,493	24.9%	$45,464	12.7%	$311,828	23.1%	$60,323	5.8%
Stock-based compensation expense	44,669	9.3%	27,409	7.7%	114,089	8.5%	76,080	7.4%
Legal contingencies (a)	12,889	2.7%	4,299	1.2%	23,552	1.7%	127,780	12.4%
Amortization of acquired intangible assets	11,264	2.3%	12,853	3.6%	35,962	2.7%	31,789	3.1%
Acquisition related expense (gain), net (e)	903	0.2%	(3,942)	(1.1)%	(335)	—	(5,846)	(0.6)%
Headquarter relocation (f)	870	0.2%	518	0.1%	4,357	0.3%	(232)	—
Contingent compensation expense (d)	496	0.1%	2,444	0.7%	3,832	0.3%	8,124	0.8%
Unsolicited tender offer related expense	—	—	1,326	0.4%	—	—	13,621	1.3%
Inventory revaluation adjustment (b)	—	—	—	—	—	—	458	—
Impairments	—	—	25,214	7.1%	—	—	25,214	2.4%
Non-GAAP operating profit (c)	$190,584	39.7%	$115,585	32.4%	$493,285	36.6%	$337,311	32.6%

GAAP other expense, net	$(7,050)	(1.5)%	$(8,317)	(2.3)%	$(55,131)	(4.1)%	$(21,378)	(2.1)%

Non-cash interest expense (g)	9,890	2.1%	9,103	2.6%	28,055	2.1%	27,221	2.6%
Cost-method investment related gain	(4,427)	(0.9)%	—	—	(4,427)	(0.3)%	(6,113)	(0.6)%
Loss on extinguishment of debt	—	—	44	(0.1)%	31,360	2.3%	555	0.1%
Non-GAAP other (expense) income, net (c)	$(1,587)	(0.3)%	$830	0.2%	$(143)	—	$285	—
______________________________________________________________________________________________________

(a) Legal contingencies represent charges recorded based on estimated damages for patent litigations, including a judgment associated with the patent litigation brought by Syntrix Biosystems, Inc., or Syntrix. Illumina continues to believe that Syntrix’s claims are without merit and are not supported by the law or facts. Accordingly, on December 3, 2013, Illumina filed an appeal to the court challenging the judgment.

(b) The Company recorded $0.5 million in cost of goods sold in Q1 2013 for the amortization of inventory revaluation costs in conjunction with the acquisition of Verinata Health, Inc.

(c) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of the Company’s products and services. Non-GAAP operating profit, and non-GAAP other (expense) income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future core operating performance.

(d) Contingent compensation expense relates to contingent payments for post-combination services associated with prior period acquisitions.

(e) Acquisition related expense (gain), net consists primarily of net gains from changes in fair value of contingent consideration and transaction related costs.

(f) Headquarter relocation for the first three quarters of 2014 consisted of accretion of interest expense on lease exit liability and changes in estimates of such liability. Headquarter relocation for the first three quarters of 2013 included a Q2 gain on lease exit liability as a result of a change in estimate, offset by accretion of interest expense on such liability.

(g) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended December 29, 2013, and the Company’s Forms 10-Q for the fiscal quarters ended March 30, 2014 and June 29, 2014. The Company assumes no obligation to update any forward-looking statements or information.

Fiscal Year 2014
Diluted net income per share
Non-GAAP diluted net income per share	$2.63 - $2.65
Amortization of acquired intangible assets	(0.20)
Non-cash interest expense (a)	(0.16)
Loss on extinguishment of debt	(0.16)
Legal contingencies (b)	(0.12)
Cost-method investment gain (c)	0.02
Contingent compensation expense (d)	(0.02)
Headquarter relocation (e)	(0.02)
GAAP diluted net income per share	$1.97 - $1.99

______________________________________________________________________________________________________

(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(b) Legal contingencies represent charges recorded based on estimated damages for patent litigations, including a judgment associated with the patent litigation brought by Syntrix Biosystems, Inc., or Syntrix. Illumina continues to believe that Syntrix’s claims are without merit and are not supported by the law or facts. Accordingly, on December 3, 2013, Illumina filed an appeal to the court challenging the judgment.

(c) Cost-method investment gain represents additional sales proceeds received from escrow funds related to a prior year sale of investment.

(d) Contingent compensation expense relates to contingent payments for post-combination services associated with prior period acquisitions.

(e) Headquarter relocation represents accretion of interest expense on lease exit liability and changes in estimates of such liability.